As filed with the Securities and Exchange Commission on August 11, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KUBIENT, INC.
(Exact name of registrant as specified in its certificate of incorporation)

Delaware	7373	82-1808844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

228 Park Avenue South

Suite 72602

New York, New York 10003-1502
(866) 668-2567
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Anthony Bordes, Jr.
Chief Executive Officer
Kubient, Inc.
228 Park Avenue South

Suite 72602

New York, New York 10003-1502
(866) 668-2567
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc J. Adesso, Esq. Waller Lansden Dortch & Davis, LLP 511 Union Street, Suite 2700 Nashville, Tennessee 37219 Telephone: (615) 850-8063 Facsimile: (615) 244-6804	Steven D. Uslaner, Esq. Mark F. Coldwell, Esq. Littman Krooks LLP 655 Third Avenue, 20th Floor New York, New York 10017 Telephone: (212) 490-2020 Facsimile: (212) 490-2990

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-239682)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units (3)(4)	506,000	$5.00	$2,530,000	$328.40
Common Stock par value $0.00001, included in the units (5)	--	--	--	--
Warrants to Purchase Common Stock, included in the units (5)	--	--	--	--
Shares of Common Stock issuable upon exercise of the Warrants included in the unit (6)	506,000	$5.50	$2,783,000	$361.23
Underwriters’ Warrants to Purchase Common Stock (7)	N/A	N/A	N/A	N/A
Common Stock, underlying Underwriters’ Warrants (2)(8)	22,000	$6.25	$137,500	$17.85
Total	1,034,000	--	$5,450,500	$707.48

(1)	Based on the initial public offering price.
(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Each unit consists of one share of common stock, $0.00001 par value per share, and one warrant to purchase one share of common stock, $0.00001 par value per share.
(4)	Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239682).
(5)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(6)	The warrants are exercisable at a per share exercise price equal to 110% of the public offering price.
(7)	In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the Warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(8)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 506,000 additional units of Kubient, Inc., a Delaware corporation (the “Registrant”), each consisting one share of common stock, $0.00001 par value per share, and one warrant to purchase one share of common stock, $0.00001 par value per share, as well as 22,000 shares of common stock, $0.00001 par value per share, underlying additional underwriters’ warrants being issued in such transaction, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239682) (the “Prior Registration Statement”), initially filed by the Registrant on July 2, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on August 11, 2020. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-239682) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Waller Lansden Dortch & Davis, LLP
23.1	Consent of Marcum, LLP
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of August, 2020.

KUBIENT, INC.

By:	/s/ Peter A. Bordes, Jr.
Peter A. Bordes, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter A. Bordes, Jr.	Chief Executive Officer, Director (principal executive officer)	August 11, 2020
Peter A. Bordes, Jr.

/s/ Joshua Weiss	Chief Financial Officer (principal financial and accounting officer)	August 11, 2020
Joshua Weiss

/s/ Paul Roberts	Chief Strategy Officer, President and Chairman	August 11, 2020
Paul Roberts

/s/ Grainne Coen	Director	August 11, 2020
Grainne Coen

/s/ Elisabeth DeMarse	Director	August 11, 2020
Elisabeth DeMarse

/s/ Jeannie Mun	Director	August 11, 2020
Jeannie Mun

/s/ Christopher H. Smith	Director	August 11, 2020
Christopher H. Smith